Exhibit 99.1

FINRA APPROVES MARKETPLACE NAME CHANGE TO ORGANICELL REGENERATIVE MEDICINE, INC. AND TRADING SYMBOL CHANGE TO “OCEL”

PRESS RELEASE

Miami, FL (November 5, 2021) — Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced today that it has received confirmation from the Financial Industry Regulatory Agency (“FINRA”) that the pending marketplace name change and trading symbol change request to Organicell Regenerative Medicine, Inc. and “OCEL” has been approved. Accordingly, effective Monday November 8, 2021, the company will have the marketplace name Organicell Regenerative Medicine, Inc. and Organicell common stock will begin trading under the symbol “OCEL” on the OTCPink tier of the over-the -counter market operated by OTC Markets Group, Inc.

•	New Marketplace Name: Organicell Regenerative Medicine, Inc.
•	New Symbol: OCEL
•	New CUSIP: 68621D107

No action is required to be taken by Organicell stockholders with respect to the name and symbol changes. Outstanding share certificates are not affected and do not need to be exchanged.

This approved corporate action was related to Company’s previous amendment to its Articles of Incorporation on June 20, 2018, whereby the Company’s corporate name had been changed to Organicell Regenerative Medicine, Inc., from Biotech Products, Services & Research Inc. However that name change and a corresponding trading symbol change was never effectuated in the marketplace by FINRA.

The Company believes that with this recent change effectuated by FINRA that it will eliminate confusion in the marketplace for existing and future stockholders.

ABOUT ORGANICELL REGENERATIVE MEDICINE, INC.

Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will”, “believes”, “expects”, “potential”, or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Joshua Rodriguez

Joshua@CNAFinance.com

(503) 464-6502